UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 28, 2007

INTERSTATE BAKERIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-11165	43-1470322
(Commission File Number)	(IRS Employer Identification No.)

12 East Armour Boulevard
Kansas City, Missouri	64111
(Address of Principal Executive Offices)	(Zip Code)

(816) 502-4000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05                      Costs Associated with Exit or Disposal Activities.

On August 28, 2007, Interstate Bakeries Corporation (the “Company”) issued a press release, attached hereto as Exhibit 99.1 and hereby incorporated by reference, announcing that, subject to bankruptcy court approval and amendment of its debtor-in-possession ("DIP") financing facility, the Company plans to exit the bread market in Southern California. The Company plans to close four bread, bun and roll bakeries in Glendale, Pomona, San Diego and Los Angeles and consolidate routes and distribution centers across the region. The Company will continue to bake, sell and deliver its Hostess® and Dolly Madison® snack cakes and donuts in Southern California. The Company expects to complete the planned closures and consolidations in Southern California by October 29, 2007. The closings and consolidations are expected to affect approximately 1,300 employees.

Assuming bankruptcy court approval and amendment of its DIP financing facility, the Company’s preliminary estimate of charges to be incurred in connection with the planned closures and consolidations in Southern California is approximately $29.2 million, including approximately $12.8 million of employee-related cash charges, approximately $13.8 million of non-cash asset impairment charges, and approximately $2.6 million in other cash charges. In addition, the Company intends to spend approximately $1.8 million for accrued expenses to effect the consolidation. In addition to the asset impairment charges discussed above, the Company may need to recognize impairment charges related to trademarks and trade names that could be impaired as a result of the consolidation announced in the press release. The Company is not able to provide an estimate of these charges currently. The Company will file an amendment to this Current Report on Form 8-K, as necessary, when such costs become estimable.

Item 2.06          Material Impairments.

The information reported in Item 2.05 “Costs Associated with Exit or Disposal Activities” is hereby incorporated by reference. The Company’s preliminary estimate of non-cash asset impairment charges to be incurred in connection with the consolidation is approximately $13.8 million. The charges relate primarily to write-downs of machinery and equipment to their estimated fair values and possible write-offs associated with terminating certain contracts.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Interstate Bakeries Corporation press release dated August 28, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 28, 2007	INTERSTATE BAKERIES
CORPORATION

	By:	/s/ J. Randall Vance
J. Randall Vance
Senior Vice President, Chief
Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Interstate Bakeries Corporation press release dated August 28, 2007.